SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING 2/28/2006
FILE NUMBER 811-2729
SERIES NO.: 17

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $101,273
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class       $  8,989
              Personal Investment Class      $  3,006
              Cash Management Class          $ 19,895
              Reserve Class                  $    950
              Resource Class                 $  6,742
              Corporate Class                $  2,376

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0200
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Investment Class       $000.0185
              Personal Investment Class      $000.0173
              Cash Management Class          $000.0196
              Reserve Class                  $000.0157
              Resource Class                 $000.0192
              Corporate Class                $000.0198

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class            5,915,665
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class         545,252
              Personal Investment Class        168,045
              Cash Management Class          1,063,558
              Reserve Class                     60,206
              Resource Class                   375,467
              Corporate Class                  112,696